ForgeRock Announces Second Quarter 2022 Financial Results

•ARR grew 30% year-over-year to $201.6 million
•Revenue grew 8% year-over-year to $47.7 million
•SaaS as a percentage of ARR from new customers was 53% in Q2

SAN FRANCISCO – August 11, 2022 – ForgeRock (NYSE: FORG), a global leader in digital identity, today announced financial results for its second quarter ended June 30, 2022.

“Identity remains a top priority for every modern organization in today’s shifting threat landscape and macroeconomic environment, and we continue to see strong customer demand for our enterprise-grade identity platform,” said Fran Rosch, CEO of ForgeRock. “At the same time, this uncertain macro environment has presented us with challenges such as longer deal cycles and FX headwinds. We are confident we have the right platform and market fit for our identity solutions and can drive robust and durable long-term growth as we capitalize on our $71 billion addressable market.”

“We were pleased to deliver revenue, non-GAAP operating loss and non-GAAP EPS results above our guided ranges in the second quarter, while our ARR results were impacted primarily by unexpected lengthening of sales cycles for our larger enterprise deals,” said John Fernandez, CFO of ForgeRock. “We continued to see strong adoption of our SaaS offering, which represented 53% of ARR from new customers in the quarter and tracks well towards our goal of finishing the year with 22% to 27% of ARR from SaaS. We remain focused on making measured investments to drive robust and durable long-term growth as we march toward achieving non-GAAP operating margin profitability sometime in the back half of 2023.”

Second Quarter 2022 Financial Highlights:

•ARR: Annualized Recurring Revenue was $201.6 million, an increase of 30% year-over-year, marking the 6th consecutive quarter of ARR year-over-year growth of 30% or greater.
•Revenue: Total revenue was $47.7 million, an increase of 8% year-over-year. Subscription SaaS, support & maintenance revenue grew 46% year-over-year in Q2, up sequentially from 43% year-over-year growth in Q1.
•Operating Loss: GAAP operating loss was $22.3 million, or 47% of total revenue, compared to $4.6 million, or 11% of total revenue, in the second quarter of 2021. Non-GAAP operating loss was $14.3 million, or 30% of total revenue, compared to $2.9 million, or 7% of total revenue, in the second quarter of 2021.
•Net Loss: GAAP net loss was $22.4 million, compared to $10.1 million in the second quarter of 2021. GAAP net loss per share was $0.26 compared to $0.40 in the second quarter of 2021. Non-GAAP net loss was $14.5 million, compared to $8.3 million in the second quarter of 2021. Non-GAAP net loss per share was $0.17, compared to $0.33 in the second quarter of 2021. Weighted average shares outstanding used to calculate non-GAAP net loss per share in Q2 2022 and Q2 2021 was 84.4 million and 25.2 million, respectively.
•Cash Flow: Net cash used in operations was $20.3 million compared to $22.2 million in the second quarter of 2021. Free cash flow was $(20.7) million, or (44)% of total revenue, compared to $(22.4) million, or (51)% of total revenue, in the second quarter of 2021.
•Cash, cash equivalents and short-term investments were $347.2 million as of June 30, 2022.

ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.

Financial Outlook:

For the third quarter of 2022, ForgeRock expects:
•Total ARR of $208.0 million to $211.0 million, representing 28% year-over-year growth at the midpoint. Our Q3 and annual guidance is inclusive of estimated FX impact;
•Total revenue of $49.0 million to $52.0 million, representing 14% year-over-year growth at the midpoint;
•Non-GAAP operating loss of $12.0 million to $10.0 million, representing an operating margin range of negative 24% to negative 19%; and
•Non-GAAP net loss per share of $0.17 to $0.13, assuming weighted-average shares outstanding of approximately 84.7 million.

For the full year 2022, ForgeRock now expects:
•Total ARR of $225.0 million to $232.0 million, representing 25% year-over-year growth at the midpoint;
•Total revenue of $206.0 million to $212.0 million, representing 18% year-over-year growth at the midpoint;
•Non-GAAP operating loss of $35.0 million to $33.0 million, representing an operating margin range of negative 17% to negative 16%; and
•Non-GAAP net loss per share of $0.49 to $0.44, assuming weighted-average shares outstanding of approximately 84.5 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

ForgeRock does not provide forward-looking guidance for certain financial data, such as depreciation, stock-based compensation, income (loss) from operations and net income (loss), and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Conference Call Information:

ForgeRock will host a conference call and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Thursday, August 11, 2022 to discuss its financial results and business highlights. To access this conference call, dial 1-800-437-2398 or 1-323-289-6576 and use the conference ID 9878662. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of ForgeRock's website at investors.forgerock.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through ForgeRock's investor relations website at investors.forgerock.com.

As of June 30, 2022, we had 11,968,482 options outstanding (vested and unvested) with a weighted-average exercise price of $5.65 and 3,898,053 RSUs outstanding. As of July 31, 2022, there were 37,845,089 shares of the registrant's Class A common stock outstanding and 47,184,236 shares of the registrant's Class B common stock outstanding. For more information, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Non-GAAP Financial Measures and Key Metrics:

Besides financial results prepared in accordance with generally accepted accounting principles (“GAAP”), ForgeRock believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net loss per share, all of which exclude stock-based compensation expense and certain of which exclude the tax effect on the provision for (benefit from) income taxes. ForgeRock excludes stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.

ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss, adjusted for depreciation and stock-based compensation expense. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation and stock-based compensation (as discussed above). ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions.

ForgeRock also presents free cash flow, which is a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.

The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.

ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or ForgeRock’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these words or other similar terms or expressions that concern ForgeRock’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to the quotations of management, the section titled “Financial Outlook,” and statements regarding our strategy and the market for our products and services. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, including the impact of COVID-19, and other risks detailed in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on March 9, 2022 and in our Quarterly Report on Form 10-Q that will be filed with the SEC on or about August 12, 2022.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About ForgeRock

ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.

Investor Relations Contacts:

Mark Kang, ForgeRock
Nicole Borsje, The Blueshirt Group
investors@forgerock.com

Media Contacts:

Kristen Batch, ForgeRock
kristen.batch@forgerock.com

Stacey Hurwitz, ForgeRock
stacey.hurwitz@forgerock.com

Edelman on behalf of ForgeRock
Evgenia Sinopidou, Edelman
evgenia.sinopidou@edelman.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription term licenses	$15,527	$22,504	$35,185	$43,585
Subscription SaaS, support & maintenance	29,562	20,239	55,748	38,603
Perpetual licenses	19	147	105	702
Total subscriptions and perpetual licenses	45,108	42,890	91,038	82,890
Professional services	2,569	1,063	4,731	1,913
Total revenue	47,677	43,953	95,769	84,803
Cost of revenue(1):
Subscriptions and perpetual licenses	6,415	4,149	12,268	7,796
Professional services	2,912	3,792	5,763	6,681
Total cost of revenue	9,327	7,941	18,031	14,477
Gross profit	38,350	36,012	77,738	70,326
Operating expenses(1):
Research and development	15,666	9,952	30,144	20,387
Sales and marketing	30,050	22,044	57,028	42,286
General and administrative	14,935	8,656	28,479	16,903
Total operating expenses	60,651	40,652	115,651	79,576
Operating loss	(22,301)	(4,640)	(37,913)	(9,250)
Foreign currency gain (loss)	1,026	33	1,461	(319)
Fair value adjustment on warrants and preferred stock tranche option	—	(3,761)	—	(7,339)
Interest expense	(881)	(1,197)	(1,780)	(2,377)
Other, net	275	(207)	343	(403)
Interest and other expense, net	420	(5,132)	24	(10,438)
Loss before income taxes	(21,881)	(9,772)	(37,889)	(19,688)
Provision for income taxes	489	286	951	456
Net loss	$(22,370)	$(10,058)	$(38,840)	$(20,144)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.26)	$(0.40)	$(0.46)	$(0.81)

Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	84,445	25,161	84,107	24,792

¹ Includes stock-based compensation as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Cost of revenue	$615	$94	$1,132	$167
Research and development	1,653	224	3,053	493
Sales and marketing	2,803	547	5,061	968
General and administrative	2,900	898	5,185	1,659
Total stock-based compensation expense	$7,971	$1,763	$14,431	$3,287

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$99,083	$128,381
Short-term investments	248,128	241,411
Accounts receivable, net of allowance for credit losses of $192 and $34, respectively	45,899	55,999
Contract assets	15,673	19,670
Deferred commissions	8,343	8,457
Prepaid expenses and other assets	10,362	9,787
Total current assets	427,488	463,705
Deferred commissions	16,441	15,601
Property and equipment, net	2,751	2,463
Operating lease right-of-use assets	10,785	12,626
Contract and other assets	3,091	2,783
Total assets	$460,556	$497,178

Liabilities and stockholders’ equity
Accounts payable	$1,930	$2,039
Accrued compensation	16,017	22,359
Accrued expenses	5,924	5,016
Current portion of operating lease liability	1,263	1,820
Deferred revenue	64,261	67,222
Other liabilities	1,858	2,258
Total current liabilities	91,253	100,714
Long-term debt	39,547	39,483
Long-term operating lease liability	10,008	11,037
Deferred revenue	2,136	8,172
Other liabilities	1,811	1,646
Total liabilities	144,755	161,052

Stockholders’ equity:
Common stock	85	83
Additional paid-in capital	615,321	593,196
Accumulated other comprehensive income	3,060	6,672
Accumulated deficit	(302,665)	(263,825)
Total stockholders’ equity	315,801	336,126
Total liabilities and stockholders’ equity	$460,556	$497,178

As of July 31, 2022, there were 37,845,089 shares of the registrant's Class A common stock outstanding and 47,184,236 shares of the registrant's Class B common stock outstanding.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net loss	$(38,840)	$(20,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	549	536
Noncash operating lease expense	1,147	937
Stock-based compensation expense	14,431	3,287
Amortization of deferred commissions	7,202	7,233
Foreign currency remeasurement gain	(1,539)	(668)
Change in fair value of redeemable convertible preferred stock warrant liability	—	4,157
Change in fair value of preferred stock tranche option liability	—	3,182
Amortization of premium / discount on short-term investments	1,247	371
Other non-cash	50	142
Changes in operating assets and liabilities:
Deferred commissions	(7,928)	(9,577)
Accounts receivable	7,709	(3,213)
Contract and other non-current assets	2,458	(9,176)
Prepaid expenses and other current assets	(893)	(6,776)
Operating lease liabilities	(884)	(1,200)
Accounts payable	(45)	(411)
Accrued expenses and other liabilities	(4,265)	1,907
Deferred revenue	(5,130)	93
Net cash used in operating activities	(24,731)	(29,320)
Investing activities:
Purchases of property and equipment	(974)	(341)
Purchases of short-term investments	(64,971)	(63,283)
Maturities of short-term investments	43,048	—
Sales of short-term investments	11,792	4,260
Net cash used in investing activities	(11,105)	(59,364)
Financing activities:
Payment of offering costs	(141)	—
Proceeds from exercises of employee stock options	3,329	2,470
Proceeds from issuance of common stock under employee stock purchase plan	4,374	—
Proceeds from issuance of redeemable convertible preferred stock	—	19,951
Principal repayments on debt	—	(46)
Net cash provided by financing activities	7,562	22,375
Effect of exchange rates on cash and cash equivalents and restricted cash	(1,036)	(249)
Net decrease in cash, cash equivalents and restricted cash	(29,310)	(66,558)
Cash, cash equivalents and restricted cash, beginning of year	128,437	100,042
Cash, cash equivalents and restricted cash, end of period	$99,127	$33,484

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$99,083	$33,431
Restricted cash included in prepaids and other current assets	44	53
Total cash and cash equivalents and restricted cash	$99,127	$33,484

Short-term investments, end of period	$248,128	$47,311

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Gross profit	$38,350	$36,012	$77,738	$70,326
Add: stock-based compensation included in cost of revenue	615	94	1,132	167
Non-GAAP gross profit	$38,965	$36,106	$78,870	$70,493

Gross margin	80%	82%	81%	83%
Non-GAAP gross margin	82%	82%	82%	83%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Research and development	$15,666	$9,952	$30,144	$20,387
Less: stock-based compensation	1,653	224	3,053	493
Non-GAAP research and development	$14,013	$9,728	$27,091	$19,894

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Sales and marketing	$30,050	$22,044	$57,028	$42,286
Less: stock-based compensation	2,803	547	5,061	968
Non-GAAP sales and marketing	$27,247	$21,497	$51,967	$41,318

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense, as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

General and administrative	$14,935	$8,656	$28,479	$16,903
Less: stock-based compensation	2,900	898	5,185	1,659
Non-GAAP general and administrative	$12,035	$7,758	$23,294	$15,244

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating loss	$(22,301)	$(4,640)	$(37,913)	$(9,250)
Add: stock-based compensation	7,971	1,763	14,431	3,287
Non-GAAP operating loss	$(14,330)	$(2,877)	$(23,482)	$(5,963)

Operating margin	(47)%	(11)%	(40)%	(11)%
Non-GAAP operating margin	(30)%	(7)%	(25)%	(7)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation and stock-based compensation expense, as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating loss	$(22,301)	$(4,640)	$(37,913)	$(9,250)
Depreciation	269	267	549	536
Add: stock-based compensation	7,971	1,763	14,431	3,287
Adjusted EBITDA	$(14,061)	$(2,610)	$(22,933)	$(5,427)

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts):

We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted average shares used to compute net loss per share, basic, adjusted for (i) the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense and (ii) warrants; unless these adjustments are anti-dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(22,370)	$(10,058)	$(38,840)	$(20,144)
Add: stock-based compensation	7,971	1,763	14,431	3,287
Tax effect on the provision for (benefit from) income taxes	(71)	(12)	(133)	(23)
Non-GAAP net loss	$(14,470)	$(8,307)	$(24,542)	$(16,880)

Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.33)	$(0.29)	$(0.68)

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(20,261)	$(22,223)	$(24,731)	$(29,320)
Less: purchases of property and equipment	(486)	(187)	(974)	(341)
Free cash flow	$(20,747)	$(22,410)	$(25,705)	$(29,661)